Exhibit 99.9

COMMUNITY STOCK ORDER FORM

Community Stock Order Form
Capitol Federal Savings Bank	DEADLINE
Stock Information Center 700 South Kansas Avenue Topeka, Kansas 66603 877-518-0123	for Stock Order Forms: __th day of ______, 2010 4:00 p.m., Central Time (received not postmarked)

IMPORTANT: A properly completed original Community Stock Order Form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Community Stock Order Form Guidelines and Community Stock Order Form Instructions as you complete this form.

Minimum number of shares: 25 shares ($250) Maximum number of shares: 5% of offering (7,992,500 shares ($79,925,000)
(1) Number of Shares	Subscription Price × $10.00 =	(2) Total Payment Due	at maximum of offering range) Maximum number of shares for associates or group: 5% of offering (7,992,500 shares ($79,925,000) at maximum of offering range) See Instructions.
$

(3) Employee/Officer/Director Information
☐ Check here if you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check	Total Check Amount	$
Enclosed is a check, bank draft or money order payable to Capitol Federal Financial, Inc. in the amount indicated here.				•

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Capitol Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Capitol Federal Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s)		$ Withdrawal Amount
		$		•
		$		•
(6) Purchaser Information
Community Offering:
☐ a.	Check here if you are a community member (Indicate county of residence in #9 below).
☐ b.	Check here if you were a stockholder of Capitol Federal Financial on July 2, 2010 and subscribed for shares in our initial offering.

(7) Form of Stock Ownership & SS# or Tax ID#			SS#/Tax ID#	Æ
☐ Individual ☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)	☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	Æ
(8) Stock Registration & Address
Name:
Name Continued:
Mail to- Street:
City:		State:	Zip Code:
(9) Telephone Daytime/Evening	( ) —	( ) —		County of Residence:
(10) Associates/Acting in Concert -

☐    Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

(11) Acknowledgement - To be effective, this Community Stock Order Form must be properly completed and physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ________ __, 2010, unless extended; otherwise this Community Stock Order Form will be void. The undersigned agrees that after receipt by Capitol Federal Financial, Inc., this Community Stock Order Form may not be modified, withdrawn or canceled without Capitol Federal Financial, Inc.’s consent and if authorization to withdraw from deposit accounts at Capitol Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Community Stock Order Form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this Community Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Capitol Federal Savings Bank MHC described in the prospectus dated _____, 2010.

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.	Bank Use

Signature Date	Signature Date
Æ	Æ

Item (10) Associates/Acting in Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of Capitol Federal Financial currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) of existing stockholders	Number of shares owned

Associate - The term “associate” of a particular person means:
(1) a corporation or organization other than Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or a majority-owned subsidiary of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.
We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS BANK MHC, CAPITOL FEDERAL FINANCIAL, CAPITOL FEDERAL FINANCIAL, INC., CAPITOL FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Capitol Federal Financial, Inc. (the “Company”), which will become the holding company for Capitol Federal Savings Bank, I received a prospectus of the Company dated ______ __, 2010 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
4.	Changes in interest rates could have an adverse impact on our results of operations and financial condition.
5.	Our strategies to modify our interest rate risk profile may be difficult to implement.
6.	We may have unanticipated credit risk in our investment and mortgage-backed securities portfolio.
7.	Passage of Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.
8.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
9.	Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
10.	Strong competition may limit growth and profitability.

Risks Related to the Offering

1.	We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
2.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
3.	You may not revoke your decision to purchase Capitol Federal Financial, Inc. common stock in the subscription or community offering after you send us your subscription.
4.	Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.
5.	The ownership interest of management and employees could enable insiders to make more difficult a merger that may provide stockholders a premium for their shares.
6.	The implementation of the stock-based incentive plan may dilute your ownership interest.
7.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

8.	The contribution to the charitable foundation will adversely affect net income.
9.	Various factors may make takeover attempts more difficult to achieve.
10.	There will be a decrease in stockholders’ rights for existing stockholders of CFF.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934).

▲   DETACH HERE   ▲

DEADLINE

4:00 P.M. Central Time, ___ day, _________, 2010

Your Stock Order Form must be received (not postmarked)
by the Capitol Federal Savings Bank Stock Information
Center by the above deadline.

Stock Order Forms
WILL NOT be accepted at Branch Offices

Capitol Federal Savings Bank
Stock Information Center
700 South Kansas Avenue
Topeka, KS 66603

877-518-0123
(Monday thru Friday, 10:00 a.m. to 4:00 p.m.)

▲   DETACH HERE   ▲

Community Stock Order Form Guidelines

Stock Ownership Guide
Individual

Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kansas Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA KS (use minor’s social security number).

Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
●
The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

● The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
●
A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

● The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
● The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.
Community Stock Order Form Instructions
Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in the offering by any person is 5% of the shares sold in the offering, or 5,907,500 shares at the minimum of the offering range and 7,992,500 shares at the maximum of the offering range. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 5% of the shares sold in the offering, or 5,907,500 shares at the minimum of the offering range and 7,992,500 shares at the maximum of the offering range.

Item 3 - Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.
Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Capitol Federal Financial, Inc. Payment in cash may not be made. Your funds will earn interest at Capitol Federal Savings Bank’s statement savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Capitol Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information
Community Offering
a. Check this box if you are a community member (Indicate county of residence in item 9).
Check this box if you were a stockholder of Capitol Federal Financial on July 2, 2010 and subscribed for shares in our initial offering.
Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.”

Item 9 – Telephone Number(s) and County
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
Item 10 – Associates/Acting in Concert

Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the Community Stock Order Form) have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

Item 11– Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the Community Stock Order Form where indicated. Before you sign, review the Community Stock Order Form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed Community Stock Order Form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ______ __, 2010 or it will become void.

Delivery Instructions: You may deliver your Community Stock Order Form by mail using the enclosed stock order return envelope, by hand delivery, or by overnight courier to the Stock Information Center address indicated on the front of the Community Stock Order Form and below. Community Stock Order Forms may not be delivered to any Capitol Federal Savings Bank offices.

If you have any remaining questions, or if you would like assistance in completing your Community Stock Order Form, you may call our Stock Information Center at (877) 518-0123, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Capitol Federal Savings Bank Stock Information Center 700 South Kansas Avenue, Topeka, Kansas 66603

SUPPLEMENTAL STOCK ORDER FORM
CONTACT THE STOCK INFORMATION CENTER IF YOU WISH TO REGISTER YOUR SHARES IN A DIFFERENT TITLE THAN INDICATED IN THE BOX BELOW
ORIGINAL ORDER

Supplemental Stock Order Form
	Capitol Federal Savings Bank	DEADLINE
	Stock Information Center 700 South Kansas Avenue Topeka, Kansas 66603 877-518-0123	for Stock Order Forms: __th day of ______, 2010 4:00 p.m., Central Time (received not postmarked)

IMPORTANT: A properly completed original Supplemental Stock Order Form must be used to subscribe for common stock.  Copies of this form are not required to be accepted. Please read the Supplemental Stock Order Form Instructions as you complete this form.

Minimum number of shares: 25 shares ($250) Maximum number of shares: 5% of offering (7,992,500 shares ($79,925,000)
(1) Number of Shares	Subscription Price × $10.00 =	(2) Total Payment Due	at maximum of offering range) Maximum number of shares for associates or group: 5% of offering (7,992,500 shares ($79,925,000) at maximum of offering range) See Instructions.
$

(3) Employee/Officer/Director Information
☐ Check here if you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check	Total Check Amount	$
Enclosed is a check, bank draft or money order payable to Capitol Federal Financial, Inc. in the amount indicated here.				•

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Capitol Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Capitol Federal Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s)		$ Withdrawal Amount
		$		•
		$		•
(6) Registration
Registration will be as indicated above:
The stock registration for this stock order form will be in the same registration as submitted on your original stock order form (see above). You may not change the form of stock ownership.
Different title(s) previously submitted:

If separate original stock order forms were previously submitted for stock to be registered in separate titles, a separate Supplemental Stock Order Form must be submitted for each order. A separate mailing was sent for each different title. Contact the Stock Information Center promptly if you do not receive the separate Supplemental Stock Order Form for the different title.

Change in registration of shares:

You must request and complete a Community Stock Order Form if you wish to subscribe for common stock in registration(s) that differ from your original order(s). Contact the Stock Information Center promptly to receive an additional Community Stock Order Form. Orders placed on Community Stock Order Forms will be considered orders placed by new subscribers and, as such, will be subordinate to all orders placed on Supplemental Stock Order Forms by previous subscribers in the subscription offering.

(7) Form of Stock Ownership
Registration will be as indicated above:
The stock for this Supplemental Stock Order Form will be registered in the stock registration requested on your original stock order form.
(8) Mailing Address
Mail to different address than above address: Fill in address below ONLY if you want your shares mailed to a different address than above.
Mail to- Street:
City:		State:	Zip Code:
(9) Telephone Daytime/Evening	( ) —	( ) —		County of Residence:
(10) Associates/Acting in Concert -

☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

(11) Acknowledgement - To be effective, this Supplemental Stock Order Form must be properly completed and physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ________ __, 2010, unless extended; otherwise this Supplemental Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by Capitol Federal Financial, Inc., this Supplemental Stock Order Form may not be modified, withdrawn or canceled without Capitol Federal Financial, Inc.’s consent and if authorization to withdraw from deposit accounts at Capitol Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the information previously submitted regarding my Social Security or Tax ID Number is true, correct and complete and that I am not subject to back-up withholding. It is understood that this Supplemental Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Capitol Federal Savings Bank MHC described in the prospectus dated ________ __, 2010.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial and Capitol Federal Financial, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

                                   By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.
Bank Use

Signature Date	Signature Date
Æ	Æ

Item (10) Associates/Acting in Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of Capitol Federal Financial currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) of existing stockholders	Number of shares owned

Associate - The term “associate” of a particular person means:
(1) a corporation or organization other than Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or a majority-owned subsidiary of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.
We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS BANK MHC, CAPITOL FEDERAL FINANCIAL, CAPITOL FEDERAL FINANCIAL, INC., CAPITOL FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Capitol Federal Financial, Inc. (the “Company”), which will become the holding company for Capitol Federal Savings Bank, I  received a prospectus of the Company dated dated _____ __, 2010 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
4.	Changes in interest rates could have an adverse impact on our results of operations and financial condition.
5.	Our strategies to modify our interest rate risk profile may be difficult to implement.
6.	We may have unanticipated credit risk in our investment and mortgage-backed securities portfolio.
7.	Passage of Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.
8.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
9.	Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
10.	Strong competition may limit growth and profitability.

Risks Related to the Offering

1.	We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
2.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
3.	You may not revoke your decision to purchase Capitol Federal Financial, Inc. common stock in the subscription or community offering after you send us your subscription.
4.	Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.
5.	The ownership interest of management and employees could enable insiders to make more difficult a merger that may provide stockholders a premium for their shares.
6.	The implementation of the stock-based incentive plan may dilute your ownership interest.
7.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

8.	The contribution to the charitable foundation will adversely affect net income.
9.	Various factors may make takeover attempts more difficult to achieve.
10.	There will be a decrease in stockholders’ rights for existing stockholders of CFF.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934).

▲   DETACH HERE   ▲

Your original stock order form is no longer effective.
If you wish to purchase stock during this offering
you must submit a new order form.

DEADLINE

4:00 P.M. Central Time, ___ day, _________, 2010

Your Stock Order Form must be received (not postmarked)
by the Capitol Federal Savings Bank Stock Information
Center by the above deadline.

Supplemental Stock Order Forms
WILL NOT be accepted at Branch Offices

Capitol Federal Savings Bank
Stock Information Center
700 South Kansas Avenue
Topeka, KS 66603

877-518-0123
(Monday thru Friday, 10:00 a.m. to 4:00 p.m.)

▲   DETACH HERE   ▲

Supplemental Stock Order Form Guidelines

Supplemental Stock Order Form Instructions
Items 1 and 2 – Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in the offering by any person is 5% of the shares sold in the offering, or 5,907,500 shares at the minimum of the offering range and 7,992,500 shares at the maximum of the offering range. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 5% of the shares sold in the offering, or 5,907,500 shares at the minimum of the offering range and 7,992,500 shares at the maximum of the offering range.

Item 3 – Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.

Item 4 – Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Capitol Federal Financial, Inc. Payment in cash may not be made. Your funds will earn interest at Capitol Federal Savings Bank’s statement savings rate of interest until the stock offering is completed.

Item 5 – Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Capitol Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Registration
Registration will be as indicated on the front of the Supplemental Stock Order Form:
The stock registration for this Supplemental Stock Order Form will be in the same registration as submitted on your original stock order form. You may not change the form of stock ownership.

Different title(s) previously submitted:

If separate original stock order forms were previously submitted for stock to be registered in separate titles, a separate Supplemental Stock Order Form must be submitted for each order. A separate mailing was sent for each different title. Contact the Stock Information Center promptly if you do not receive the separate Supplemental Stock Order Form for the different title.

Change in registration of shares:

You must acquire and complete a Community Stock Order Form if you wish to subscribe for common stock in registration(s) that differ from your original order(s). Contact the Stock Information Center promptly to receive a Community Stock Order Form. Orders placed on Community Stock Order Forms will be considered orders placed by new subscribers and, as such, will be subordinate to all orders placed on Supplemental Stock Order Forms by previous subscribers in the subscription offering.

Items 7 and 8 – Form of Stock Ownership and Mailing Address
Form of Stock Ownership:
The stock will be registered as requested on your original stock order form.

Mail to different address than above address:
Fill in address below ONLY if you want your shares mailed to a different address then indicated on the front of the Supplemental Stock Order Form.

Item 9 – Telephone Number(s) and County
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert

Check this box and complete the reverse side of the Supplemental Stock Order Form if you or any associates or persons acting in concert with you (as defined on the reverse side of the Supplemental Stock Order Form) have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

Item 11 – Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the Supplemental Stock Order Form where indicated. Before you sign, review the Supplemental Stock Order Form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed Supplemental Stock Order Form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ______ __, 2010 or it will become void.

Delivery Instructions: You may deliver your Supplemental Stock Order Form by mail using the enclosed stock order return envelope, by hand delivery, or by overnight courier to the Stock Information Center address indicated on the front of the Supplemental Stock Order Form and below. Supplemental Stock Order Forms may not be delivered to any Capitol Federal Savings Bank offices.

If you have any remaining questions, or if you would like assistance in completing your Supplemental Stock Order Form, you may call our Stock Information Center at (877) 518-0123, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Capitol Federal Savings Bank Stock Information Center
700 South Kansas Avenue, Topeka, Kansas 66603